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                                                                 Exhibit 5.1

One Oxford Centre                                              MORGAN, LEWIS
Thirty-Second Floor                                            & BOCKIUS LLP
Pittsburgh, PA 15219-6401                                  COUNSELORS AT LAW
412.560.3300
Fax: 412.560.3399



June 3, 2002


Printcafe Software, Inc.
Forty 24th Street, 1st Floor
Pittsburgh, Pennsylvania  15222

Re:      Registration Statement on Form S-1
         File No. 333-82646

Ladies and Gentlemen:

We have acted as counsel to Printcafe Software, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1, File No. 333-82646 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 4,212,000 shares (the "Company Shares") of the Company's Common Stock, par value $.0001 per share ("Common Stock"), to be sold by the Company to the underwriters for whom UBS Warburg LLC, McDonald Investments Inc., Robertson Stephens, Inc., and U.S. Bancorp Piper Jaffray Inc. are acting as representatives (the "Underwriters"), of which up to 462,000 shares are shares of Common Stock which the Underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments.

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments, and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments, and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic, or other copies.

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Printcafe Software, Inc.
June 3, 2002
Page 2



On the basis of the foregoing, we are of the opinion that the Company Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal matters." In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder, or Item 509 of Regulation S-K.


Very truly yours,

/s/  MORGAN, LEWIS & BOCKIUS LLP